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          ===========================================================


                            ASSET TRANSFER AGREEMENT

                                 BY AND BETWEEN

                               DEAN FOODS COMPANY

                                       AND

                              AGRILINK FOODS, INC.


          ===========================================================


                                  JULY 24, 1998




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                                TABLE OF CONTENTS

                                                                                                   Page
1.       Definitions.................................................................................1

2.       Transfer of Aseptic Business................................................................9
                  (a)      Basic Transaction.........................................................9
                  (b)      Assumption of Certain Liabilities.........................................9
                  (c)      The Closing...............................................................9
                  (d)      Deliveries at the Closing.................................................9
                  (e)      Closing Date Inventory Adjustment.........................................9
                                    (i)     Estimated Closing Date Inventory.........................9
                                    (ii)    Closing Date Inventory..................................10

                  (f)      Aseptic Business Employees...............................................11

3.       Representations and Warranties of the Transferor...........................................14
                  (a)      Organization, Qualification and Power....................................14
                  (b)      Authorization of Transaction.............................................14
                  (c)      Noncontravention.........................................................14
                  (d)      Financial Statements.....................................................15
                  (e)      Events Subsequent to Most Recent Fiscal Year End.........................15
                  (f)      Legal Compliance.........................................................16
                  (g)      Regulatory Matters.......................................................17
                  (h)      Tax Matters..............................................................17
                  (i)      Real Property............................................................18
                  (j)      Personal Property........................................................19
                  (k)      Intellectual Property....................................................19
                  (l)      Sufficiency of Assets....................................................20
                  (m)      Inventory................................................................20
                  (n)      Contracts................................................................21
                  (o)      Powers of Attorney.......................................................22
                  (p)      Insurance................................................................22
                  (q)      Litigation...............................................................22
                  (r)      Arbitration..............................................................23
                  (s)      Product Warranty.........................................................23
                  (t)      Employees................................................................23
                  (u)      Top Customers............................................................23
                  (v)      Employee Benefits........................................................23
                  (w)      Guaranties...............................................................24
                  (x)      Environmental and Public Safety Matters..................................24
                  (y)      Certain Business Relationships With Affiliates of the Transferor.........25
                  (z)      Undisclosed Liabilities..................................................25






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
                  (aa)     Brokers' Fees............................................................25
                  (bb)     Year 2000 Compliance.....................................................25
                  (cc)     Disclosure...............................................................26

4.       Representations and Warranties of the Transferee...........................................26
                  (a)      Organization of the Transferee...........................................26
                  (b)      Authorization of Transaction.............................................26
                  (c)      Noncontravention.........................................................26
                  (d)      Brokers' Fees............................................................27

5.       Pre-Closing Covenants......................................................................27
                  (a)      General..................................................................27
                  (b)      Regulatory Matters and Approvals.........................................27
                  (c)      Operation of Business....................................................27
                  (d)      Full Access..............................................................27
                  (e)      Notice of Developments...................................................28
                  (f)      Exclusivity..............................................................28
                  (h)      Release of Liens on Acquired Assets......................................28

6.       Post-Closing Covenants.....................................................................28
                  (a)      General..................................................................28
                  (b)      Allocation of Purchase Price.............................................28
                  (c)      Retention of and Access to Records.......................................29
                  (d)      Non-Compete..............................................................29
                  (e)      Post-Closing License of Transferor's Names...............................30

7.       Closing....................................................................................30

8.       Indemnification............................................................................31
                  (a)      General..................................................................31
                  (b)      Indemnification of Transferee Indemnitees................................31
                  (c)      Indemnification of Transferor Indemnitees................................31
                  (d)      Limitation on Indemnification Obligations................................32
                  (e)      Cooperation..............................................................33
                  (f)      Third Party Claims Subject to Indemnification............................33
                  (g)      Exclusivity..............................................................34

9.       Termination................................................................................35

10.      Miscellaneous..............................................................................35
                  (a)      Press Releases and Public Announcements..................................35
                  (b)      No Third-Party Beneficiaries.............................................35
                  (c)      Expenses.................................................................35



                                      -ii-




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
                  (d)      Entire Agreement...............................................................35
                  (e)      Succession and Assignment......................................................36
                  (f)      Counterparts...................................................................36
                  (g)      Headings.......................................................................36
                  (h)      Notices........................................................................36
                  (i)      Governing Law..................................................................37
                  (j)      Amendments and Waivers.........................................................37
                  (k)      Severability...................................................................37
                  (l)      Construction...................................................................37
                  (m)      Incorporation of Exhibits and Disclosure Schedules.............................38

Exhibit A - Closing Date Globe/Thank You License Agreement
Exhibit B - Transition Services Agreement
Exhibit C - Transferred Employee Severance Pay and Benefits

Transferor Disclosure Schedule - Exceptions to Representations and Warranties

                                      -iii-




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                            ASSET TRANSFER AGREEMENT

         THIS ASSET TRANSFER AGREEMENT (this "Agreement") is entered into on July 24, 1998, by and between Agrilink Foods, Inc., a New York corporation (the "Transferor"), and Dean Foods Company, a Delaware corporation (the "Transferee"). The Transferee and the Transferor are sometimes referred to herein as a "Party" and collectively as the "Parties."

         The Transferor and the Transferee are parties to that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"). The Stock Purchase Agreement contemplates a transaction in which the Transferee will sell or cause to be sold to the Transferor and/or one or more subsidiaries of the Transferor the frozen and canned vegetable products business of the Transferee for consideration comprised of cash and the Aseptic Business (as hereinafter defined) of the Transferor. The transfer of the Aseptic Business to the Transferee upon the closing under the Stock Purchase Agreement will be effected pursuant to and in accordance with the terms of this Agreement. Under certain circumstances, however, the Transferee will receive solely cash at the closing (the "SPA Closing") of the transactions contemplated by the Stock Purchase Agreement (the "All Cash Alternative"). If the All Cash Alternative becomes applicable, this Agreement shall terminate as provided in Section 9. In connection with the transfer of the Aseptic Business to the Transferee, the Transferor will grant to the Transferee a royalty-free perpetual license of certain of the trademarks used in the Aseptic Business for certain uses and the Transferor will enter into a transition services agreement for the benefit of the Transferee.

         Now, therefore, in consideration of the premises and the mutual promises made in this Agreement and in the Stock Purchase Agreement, and in consideration of the representations, warranties and covenants contained in this Agreement and in the Stock Purchase Agreement, the Parties agree as follows.

         1.       Definitions.

         "Acquired Assets" means all right, title and interest in and to all of the assets used in or constituting the Aseptic Business, including all of its
(a) real property, leaseholds and subleaseholds therein, improvements, fixtures and fittings thereon, and easements, rights-of-way and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, Inventory, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers and tools), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions,
(d) leases, subleases and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements and rights thereunder, (f) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment, (g) franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from Governmental Entities and (h) books, records, ledgers, files,




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documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports and other printed or written materials; provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minutes books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of the Transferor as a corporation, (ii) any of the rights of the Transferor under this Agreement, (iii) any cash and cash equivalents of the Aseptic Business,
(iv) any accounts, notes and other receivables of the Aseptic Business, (v) the Globe/Thank You Trademarks and (vi) the Logistics Services Agreement dated as of April 1, 1998 by and between GATX Logistics, Inc. and the Transferor.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "All Cash Alternative" has the meaning set forth in the preface.

         "Aseptic Business" means the aseptic business of the Transferor, including without limitation all operations of the Transferor conducted out of its Benton Harbor, Michigan facility and all operations of the Transferor related to or supporting the sales shown in the Financial Statements.

         "Aseptic Business Packaging/Labels" means all of the packaging and label inventory (including label inventory affixed to finished goods) of the Aseptic Business that exists (or which has been ordered by the Aseptic Business but not yet delivered) at the Closing Date which bears the name of Transferor or of any division thereof.

         "Aseptic Business-Related Intellectual Property" has the meaning set forth in Section 3(k)(iii).

         "Assumed Liabilities" means all obligations of the Aseptic Business under the agreements, contracts, leases, licenses and other arrangements included in the definition of Acquired Assets either (i) to furnish goods, services and other non-cash benefits to another party after the Closing or (ii) to pay for goods, services and other non-cash benefits that another party will furnish to the Aseptic Business after the Closing, and the liability of the Aseptic Business with respect to the litigation described in the section of the Transferor Disclosure Schedule corresponding to Section 3(q); provided, however, that the Assumed Liabilities shall not include (i) any liability of the Transferor for unpaid Taxes (with respect to the Aseptic Business or otherwise) for periods prior to the Closing, (ii) any liability of the Transferor for income, transfer, sales, use and other taxes arising in connection with the consummation of the transactions contemplated hereby (including any Income Taxes arising because the Transferor is transferring the Acquired Assets), (iii) any liability

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of the Transferor for the unpaid Taxes of any Person other than the Transferor, as a transferee or successor, by contract or otherwise, (iv) any obligation of the Transferor to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of the Transferor or was serving at the request of the Transferor as a partner, trustee, director, officer, employee or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to any statute, charter, bylaw, agreement or otherwise), (v) any liability of the Transferor for costs and expenses incurred in connection with this Agreement and the Stock Purchase Agreement and the transactions contemplated hereby and thereby, (vi) any accounts payable or accrued expenses of the Transferor, (vii) any liability or obligation of the Transferor under this Agreement and (viii) any liability or obligation with respect to any indebtedness other than indebtedness under any capital lease identified in the section of the Transferor Disclosure Schedule corresponding to Section 3(n)(xiv).

         "CERCLA" has the meaning set forth in Section 3(x)(v).

         "Closing" has the meaning set forth in Section 2(c).

         "Closing Date" has the meaning set forth in Section 2(c).

         "Closing Date Globe/Thank You License Agreement" means a license agreement in form and substance as set forth in Exhibit A attached hereto between the Transferor as licensor and the Transferee or a designee of the Transferee as licensee.

         "Closing Date Inventory" means all Inventory relating to the Aseptic Business as of the close of business on the day immediately preceding the Closing Date, as finally determined in accordance with Section 2(e)(ii)(A). Items included in Closing Date Inventory shall be valued on the basis for their valuation set forth in the notes to the Most Recent Balance Sheet. The quantities and types of inventory included in Closing Date Inventory shall be the book inventory of the Transferor with respect to the Aseptic Business as of the close of business on the day immediately preceding the Closing Date (reflecting any subsequent postings as of the close of business on the day immediately preceding the Closing Date made in accordance with the past custom and practices of the Transferor), and no physical inventory shall be conducted.

         "Closing Date Inventory Statement" has the meaning set forth in
Section 2(e)(ii)(A).

         "Closing Date Inventory Target" means $9,600,000.

         "COBRA" means the requirement of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

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         "Controlled Group" has the meaning set forth in Section 3(v).

         "Damages" means all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals sustained or incurred in connection with the defense or investigation of any claim.

         "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan) or (d) Employee Welfare Benefit Plan or fringe benefit or other retirement, bonus or incentive plan or program, including without limitation any stock option or other equity-based plan or severance plan or arrangement.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law, concerning pollution or protection of the environment and public health and safety, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Estimated Closing Date Inventory" has the meaning set forth in Section 2(e)(i).

         "Excluded Liabilities" means all liabilities and obligations of the Transferor (including without limitation all liabilities relating to the Aseptic Business if and to the extent such liabilities arise from or relate to any fact, circumstances or condition existing on or prior to the Closing Date) other than the Assumed Liabilities.

         "FDC Act" means the Federal Food, Drug and Cosmetic Act, as amended from time to time.

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         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "Financial Statements" has the meaning set forth in Section 3(d).

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Globe/Thank You Trademarks" means the trademarks set forth on Schedule A to Exhibit A attached hereto.

         "Governmental Entities" has the meaning set forth in Section 3(f).

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

         "Income Tax" means any federal, state, local or foreign income tax, including tax in lieu thereof (such as a tax on capital), and inducting any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Indemnified Party" means a party that is entitled to indemnification from another party pursuant to Section 8.

         "Indemnifying Party" means a party that is required to provide indemnification to another party pursuant to Section 8.

         "Independent Firm" has the meaning set forth in Section 2(e)(ii)(A).

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing

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plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Inventory" means raw materials, packaging supplies, work in process, finished goods and spare parts.

         "Knowledge of the Transferor" means (i) the actual knowledge, without special investigation, of Dennis Mullen, Earl Powers or William Rice, the Chief Executive Officer, the Vice President and Chief Financial Officer and the Senior Vice President, Strategic Development, respectively, of the Transferor, and (ii) the actual knowledge, without special investigation, of Bernhard Frega, David Pico, Ronald Fithen or Michael Thompson, the President, the Vice President, Finance, the Vice President, Manufacturing, and the Vice President, Research, respectively, of the Transferor's Curtice Burns Foods division.

         "Leased Premises" has the meaning set forth in Section 3(i)(ii).

         "Most Recent Balance Sheet" means the statement of inventory and property, plant and equipment with respect to the fiscal year ended June 27, 1998 contained in the Financial Statements.

         "Most Recent Fiscal Year End" has the meaning set forth in
Section 3(d).

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Non-Compete Businesses" has the meaning set forth in Section 6(d).

         "Non-Compete Period" has the meaning set forth in Section 6(d).

         "Objection Notice" has the meaning set forth in Section 2(e)(ii)(A).

         "Owned Premises" has the meaning set forth in Section 3(i)(i).

         "Parties" has the meaning set forth in the preface.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

         "Records Retention Date" has the meaning set forth in Section 6(c).

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         "Research and Development Facility" means the building known as "Benton
Harbor South" used in part by the Aseptic Business for research and development, which is part of the Owned Premises.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic's, materialmen's and similar liens being contested in good faith if the related payment obligation is then due and payable, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money and (e) solely with respect to owned real property, other encumbrances which, in the aggregate, do not materially adversely affect the value of such real property or the owner's ability to use such real property for its intended purpose.

         "SPA Closing" has the meaning set forth in the preface.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

         "SWDA" has the meaning set forth in Section 3(x)(v).

         "Taxes" means all taxes, charges, fees, premiums, levies, penalties or other assessments imposed by any United States federal, state or local or foreign taxing authority, including, but not limited to, Income Taxes, franchise or capital stock taxes, sales taxes, use taxes, gross receipts taxes, real or personal property taxes, excise taxes, transfer taxes, payroll, withholding, social security or other taxes (including taxes or premiums for unemployment insurance or similar governmental impositions), including any interest, penalties or additions attributable thereto.

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         "Third Party Claims" shall mean any claims for Damages which are asserted or threatened by a Person, other than a Party or a successor or assign of a Party, against any Indemnified Party or to which an Indemnified Party is subject from such a Person.

         "Threshold Amount" has the meaning set forth in Section 8(d)(ii).

         "Transition Services Agreement" means the transition services agreement in the form attached hereto as Exhibit B.

         "Transferee" has the meaning set forth in the preface.

         "Transferee Indemnitee" has the meaning set forth in Section 8(b).

         "Transferee Savings Plan" has the meaning set forth in
Section 2(f)(iii).

         "Transferred Employees" has the meaning set forth in Section 2(f).

         "Transferor" has the meaning set forth in the preface.

         "Transferor Disclosure Schedule" means the schedule entitled "Transferor Disclosure Schedule" heretofore delivered by the Transferor, which schedule is arranged in sections corresponding to the lettered and numbered subsections contained in Section 3.

         "Transferor Indemnitee" has the meaning set forth in Section 8(c).

         "Transferor's Retirement Plans" has the meaning set forth in Section 2(f)(iv).

         "Transferor's Savings Plans" has the meaning set forth in Section 2(f)(iv).

         2.       Transfer of Aseptic Business.

                  (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Transferor shall transfer, convey and deliver to the Transferee all of the Acquired Assets at the Closing. In connection with such transaction, the Transferor will grant to the Transferee a royalty-free perpetual license of certain of the trademarks used in the Aseptic Business for certain uses and enter into a transition services agreement for the benefit of the Transferee. It is expressly agreed by the Parties that the Transferee may choose to have the Aseptic Business conveyed to one or more Subsidiaries of the Transferee rather than to the Transferee, provided that each such Subsidiary and the particular assets to which it is to take title are identified to the Transferor at least 15 days prior to the Closing Date. In such event, except to the extent the context otherwise requires, each of the references to the Transferee herein (including without limitation in the representations and warranties of the Transferee in Section 4) shall be a reference not only to the Transferee but also to each such Subsidiary.

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                  (b) Assumption of Certain Liabilities. On and subject to the terms and conditions of this Agreement, the Transferee agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Transferee will not assume or have any responsibility with respect to any Excluded Liabilities.

                  (c) The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the SPA Closing (the date and time of the Closing, the "Closing Date").

                  (d) Deliveries at the Closing. At the Closing, (i) the Transferor will execute, acknowledge (if appropriate) and deliver to the Transferee such instruments of transfer, conveyance and assignment (including real property and Intellectual Property transfer documents) as the Transferee may reasonably request, which instruments shall be in a form reasonably satisfactory to the Transferee, (ii) the Transferor and the Transferee will enter into the Closing Date Globe/Thank You License Agreement, (iii) the Transferee and the Transferor will enter into the Transition Services Agreement and (iv) the Transferee will execute, acknowledge (if appropriate) and deliver to the Transferor an instrument of assumption in a form reasonably satisfactory to the Transferor.

                  (e)      Closing Date Inventory Adjustment.

                           (i) Estimated Closing Date Inventory. At least 3
                  business days in advance of the Closing, the Transferor shall prepare in good faith and deliver to the Transferee an estimate of Closing Date Inventory ("Estimated Closing Date Inventory"). If Estimated Closing Date Inventory exceeds Closing Date Inventory Target, the Transferee shall pay to the Transferor at the Closing the amount of such excess, which shall be payable in cash by wire transfer or delivery of other immediately available funds (or at the election of the Transferee by an offset on a dollar for dollar basis against the cash consideration payable by the Transferor at the closing under the Stock Purchase Agreement). If Estimated Closing Date Inventory is less than Closing Date Inventory Target, the Transferor shall pay to the Transferee at the Closing the amount of such deficit, which shall be payable in cash by wire transfer or delivery of other immediately available funds.

                           (ii)     Closing Date Inventory.

                                    (A) Determination of Closing Date Inventory.
                           Within 45 days of the Closing Date, the Transferee and its independent auditors shall deliver to the Transferor a statement of Closing Date Inventory (the "Closing Date Inventory Statement"). The Transferee and its auditors will (i) make available to the Transferor and its agents, attorneys and accountants upon reasonable advance notice all records and work papers necessary to understand the Closing Date Inventory Statement and to calculate Closing

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                           Date Inventory and (ii) allow the Transferor and its
                           agents, attorneys and accountants upon reasonable advance notice to interview any Transferee personnel or independent auditor personnel significantly involved in the preparation of the Closing Date Inventory Statement. If the Transferor disagrees with the computation of Closing Date Inventory contained in the Closing Date Inventory Statement, the Transferor may, within 30 days after receipt of the Closing Date Inventory Statement, deliver a notice (the "Objection Notice") to the Transferee setting forth the objections of the Transferor and, to the extent reasonably possible, Closing Date Inventory as determined by the Transferor. The Transferee and the Transferor will use reasonable efforts to resolve any disagreements as to the computation of Closing Date Inventory, but if they do not obtain a final resolution within 15 days after the Transferee has received the Objection Notice, the Transferee and the Transferor will jointly retain Arthur Andersen LLP, or if such firm is unwilling to serve, another independent accounting firm of recognized national standing that is not a public accountant of the Transferee, the Transferor or any of their respective Affiliates (an "Independent Firm") to resolve any remaining disagreements. If the Transferee and the Transferor are unable to agree on the choice of an Independent Firm, the choice will be selected by lot from those top five accounting firms that are Independent Firms or, if no top five accounting firm is an Independent Firm or is willing to serve, selected by lot from those Independent Firms that are willing to serve. The Transferee and the Transferor will direct the chosen Independent Firm to render a determination within 30 days of its retention and the Transferee and the Transferor and their respective agents will cooperate with the chosen Independent Firm during its engagement. The chosen Independent Firm will consider only those issues related to the determination of Closing Date Inventory set forth in the Objection Notice which the Transferee and the Transferor have been unable to resolve. The determination of the chosen Independent Firm will be based on and consistent with the definition of Closing Date Inventory included herein. The determination of the chosen Independent Firm will be conclusive and binding upon the Transferee and the Transferor. In any proceeding described above in this paragraph, all of the costs and expenses of the Transferee (including reasonable attorneys' fees and expenses) shall be borne by the Transferee, all of the costs and expenses of the Transferor (including reasonable attorneys' fees and expenses) shall be borne by the Transferor and all costs and expenses of the chosen Independent Firm shall be borne by the Transferee in the event that the Closing Date Inventory reflected in the Closing Date Inventory Statement, as adjusted to reflect any resolution between the Parties of any objections of the Transferor to the Closing Date Inventory Statement, is lower than Closing Date Inventory; otherwise the Transferor shall bear all costs and expenses of the chosen Independent Firm.

                                    (B) Payment. If Closing Date Inventory
                           exceeds Estimated Closing Date Inventory, the Transferee shall pay to the Transferor within 5 business days of the final determination of Closing Date Inventory the amount of such excess, which shall be payable in cash by wire transfer or delivery of other immediately available funds. If Closing Date Inventory is less than Estimated Closing Date Inventory, the Transferor shall pay to the Transferee within 5 business days of the final determination of Closing Date Inventory the amount of such deficit, which shall be payable in cash by wire transfer or delivery of other immediately available funds. No interest shall be paid with respect to any adjustment amount due and timely paid pursuant to this subsection.

                  (f)      Aseptic Business Employees.

                           (i) Subject to the succeeding provisions of this
                  Section 2(f), the Transferee will immediately following the Closing Date (or, in the case of an employee within clause
                  (ii) of this sentence, immediately following the date of his or her commencement of or return to active employment) offer employment to (i) each employee with respect to the Aseptic Business on the active payroll of the Transferor on the Closing Date and (ii) each employee of the Transferor with respect to the Aseptic Business not on its active payroll on the Closing Date on account of an approved leave of absence, disability leave or layoff if such employee returns to active employment immediately upon the conclusion of any such leave or layoff, or within the period required by law or any applicable collective bargaining agreement (all such employees being referred to herein as "Transferred Employees"). Each such offer of employment shall be at the same initial salary or wage level and bonus compensation applicable to such Transferred Employee immediately prior to the Closing Date, and with employee benefits and fringe benefits not materially less than such benefits provided by the Transferor immediately prior to the Closing Date. Such employment and the benefits to be provided to the Transferred Employees shall recognize the date of hire and time of service with the Transferor and its Affiliates (and their respective predecessors) for all purposes except as otherwise expressly provided in this
                  Section 2(f). The Transferor shall use reasonable best efforts to cause the Transferred Employees to enter into employment with the Transferee immediately after the Closing, and the Transferee hereby authorizes the Transferor to communicate the offer of employment and the terms thereof described in this
                  Section 2(f) on behalf of the Transferee to the Transferred Employees. Nothing contained in this Section 2(f) shall confer upon any Transferred Employee the right to continued employment by the Transferee for any period of time after immediately after the Closing Date which is not otherwise required by law or the terms of any applicable collective bargaining agreement.

                           (ii) Effective as of the Closing Date, the
                  Transferred Employees shall cease to be covered under the employee benefit plans of the Transferor, if any, and shall participate under the employee benefit plans, programs and policies maintained or established by the Transferee. Each employee benefit plan, program or policy maintained or established by the Transferee with respect to any Transferred Employees shall credit the Transferred Employees covered thereby for all purposes (other than benefit levels, and unless such crediting would result in a duplication of benefits) with the service that was recognized immediately prior to the Closing Date under the comparable plan of the Transferor maintained immediately prior to the Closing and, with respect to each plan that is an Employee Welfare Benefit Plan, the Transferred Employees shall be covered without regard to any waiting period or pre-existing condition restriction and shall receive credit for all deductibles, co-payments and other out-of-pocket expenses incurred under the Transferor's plans during the portion of the applicable plan year that precedes the Closing Date. The Transferee shall be bound by and shall honor the terms of each collective bargaining agreement which applies to the Transferred Employees. The Transferee shall, at its sole expense, provide each Transferred Employee with any severance pay and benefits applicable to such Transferred Employee pursuant to Exhibit C.

                           (iii) The section of the Transferor Disclosure
                  Schedule corresponding to this Section 2(f)(iii) lists each Employee Benefit Plan that the Transferor maintains under which any employee of the Transferor with respect to the Aseptic Business is provided coverage (the "Transferor Plans"). Transferor has made available to Transferee true and correct copies of all such Employee Benefit Plans. Each of the Transferor's Hourly Employees 401(K) Plan and Retirement Savings and Incentive Plan (collectively, the "Transferor's Savings Plans") has previously received a determination letter from the Internal Revenue Service that the plan is qualified under Section 401(a) of the Code and nothing has occurred since the date of such determination that would materially and adversely affect the qualification of such plan. The Transferor's Savings Plans have been maintained and administered in compliance in all material respects with ERISA and the Code.

                           (iv) Effective as of the Closing Date, the Transferee
                  shall establish for the Transferred Employees a defined contribution plan, or make the Transferred Employees eligible for an existing defined contribution plan of the Transferee that is qualified under Section 401(a) of the Code (the "Transferee Savings Plan"). Upon the Transferor's receipt of evidence satisfactory to it relative to the establishment or the availability of the Transferee Savings Plan and that such Plan is qualified under Section 401(a) of the Code, the Transferor shall cause the trustee of the Transferor's Savings Plans to transfer the account balances of the Transferred Employees in the Transferor's Savings Plans to the Transferee's Savings Plan, including without limitation, any outstanding participant loans.

                           (v) Effective as of the Closing Date, the Transferred
                  Employees shall cease active participation in the Transferor's Master Salaried Retirement Plan and Master Hourly Pension Plan (the "Transferor's Retirement Plans"). The Transferor shall retain all assets of the Transferor's Retirement Plans and the liabilities for benefits of the Transferred Employees accrued through the Closing Date under the Transferor's Retirement Plans. Each Transferred Employee shall be fully vested as of the Closing Date and will be entitled to a distribution of his or her benefits accrued as of the Closing Date under the Transferor's Retirement Plans in accordance with the terms thereof.

                           (vi) The Transferor agrees that it shall be solely
                  responsible for the provision of health care continuation coverage required pursuant to the terms of COBRA for those former employees of the Aseptic Business whose entitlement to such continuation coverage occurred before the Closing Date. The Transferee shall, to the extent required, offer "continuation coverage" under its group health plans to all Transferred Employees and comply with all notice and other requirements under COBRA or similar state statue so that the Transferor shall have no liability or obligation under COBRA or a similar state statue to the Transferred Employees as a result of the transactions contemplated by this Agreement.

                           (vii) The Transferee shall, for a period of 90 days
                  after the Closing Date, not cause any of the Transferred Employees to suffer "employment loss" for purposes of the Worker Adjustment and Retraining Notification Act and related regulations, if such employment loss could create any liability for the Transferor.

         3. Representations and Warranties of the Transferor. The Transferor represents and warrants to the Transferee that, subject in the case of the representations and warranties in each particular section below to the exceptions set forth in the corresponding section of the Transferor Disclosure
Schedule:

                  (a) Organization, Qualification and Power. The Transferor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                  (b) Authorization of Transaction. The Transferor has full corporate power and corporate authority to execute and deliver this Agreement and all other agreements contemplated hereby to which the Transferor is or is to be a party and to perform its obligations hereunder and thereunder. The board of directors of the Transferor has duly approved this Agreement and all other agreements contemplated hereby to which the Transferor is or is to be a party and has duly authorized the Transferor's execution and delivery of this Agreement and all such other agreements and the consummation of the transactions on the part of the Transferor contemplated hereby and thereby. No approval of this Agreement or any such other agreement by the stockholders of the Transferor is required. This Agreement and all such other agreements constitute the valid and legally binding obligations of the Transferor, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

                  (c) Noncontravention. The consummation of the transactions contemplated by this Agreement does not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Transferor is subject (except that no representation or warranty is made with respect to any antitrust statute, regulation, rule or other restriction) or any provision of the charter or bylaws (or similar governing documents) of the Transferor or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any material agreement, contract, lease, license, instrument or other arrangement to which the Transferor is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Transferor does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of, any government or governmental agency in order for the Parties to consummate the transactions or perform the obligations contemplated by this Agreement, other than in connection with the provisions of the Hart-Scott-Rodino Act, and other than any notice, filing, authorization, consent or approval that has been given, made or obtained.

                  (d) Financial Statements. The Transferor has previously delivered the following financial information for the Aseptic Business to the
Transferee: an unaudited statement of inventory and property, plant and equipment as of June 27, 1998 (the "Most Recent Fiscal Year End") and unaudited income statements for the fiscal years ended June 27, 1998 and June 28, 1997 (collectively, the "Financial Statements"). The Financial Statements have been derived from the internal books and records of the Transferor, which have been maintained in a manner consistent with the accounting practices of the Transferor, and the financial information reflected in the Financial Statements is included in the Transferor's consolidated financial statements which are prepared in accordance with GAAP consistently applied. The Transferor makes no other representation or warranty with respect to the Financial Statements.

                  (e) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, operations or financial condition of the Aseptic Business. Without limiting the generality of the foregoing, since that date:

                           (i) the Transferor has not sold, leased, transferred
                  or assigned any material assets, tangible or intangible, of the Aseptic Business, except for sales of inventory in the ordinary course of its business;

                           (ii) no party (including the Transferor) has
                  accelerated, terminated, made material modifications to or canceled any material agreement, contract, lease or license to which the Transferor is a party or by which it is bound with respect to the Aseptic Business;

                           (iii) the Transferor has not made any capital
                  expenditures materially in excess of the budgeted amount for capital expenditures previously provided to the Transferee by the Transferor with respect to the Aseptic Business;

                           (iv) the Transferor has not mortgaged, pledged or
                  subjected to any Security Interest any of the assets or properties relating to the Aseptic Business;

                           (v) the Transferor has not waived or released any of
                  its material rights with respect to the Aseptic Business;

                           (vi) the Transferor has not granted any license or
                  sublicense of any material rights under or with respect to any Intellectual Property related to the Aseptic Business;

                           (vii) the Transferor has not experienced any material
                  damage, destruction or loss (whether or not covered by insurance) to property of the Aseptic Business;

                           (viii) the Transferor has not made any loan to, or
                  entered into any other transaction with, any of its officers with respect to the Aseptic Business other than the advance or reimbursement of reasonable business expenses incurred or to be incurred in the ordinary course of business;

                           (ix) the Transferor has not entered into any
                  employment contract with any of its officers or any collective bargaining agreement with respect to the Aseptic Business, written or oral, or modified the terms of any existing such contract or agreement;

                           (x) the Transferor has not granted any increase in
                  the compensation payable or to become payable to any of its officers with respect to the Aseptic Business, except for annual increases in the ordinary course of business consistent with past practice;

                           (xi) the Transferor has not adopted, amended,
                  modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its officers with respect to the Aseptic Business (or taken any such action with respect to any other Employee Benefit Plan);

                           (xii) the Transferor has not made any other material
                  change in employment terms for any of its officers with respect to the Aseptic Business outside the ordinary course of its business;

                           (xiii) the Transferor has not experienced any
                  material adverse change in the business, operations or financial condition of the Aseptic Business; and

                           (xiv) the Transferor has not committed to any of the
foregoing.

                  (f) Legal Compliance. The Aseptic Business has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all departments, agencies and political subdivisions thereof) (collectively, "Governmental Entities"). No material investigation, review, inquiry or proceeding by any Governmental Entity with respect to the Aseptic Business is pending or, to the Knowledge of the Transferor, threatened. The Transferor currently is not subject to any agreement, contract or decree with any Governmental Entity with respect to the Aseptic Business arising out of any current or previously existing violations or alleged violations.

                  (g) Regulatory Matters. The Aseptic Business possesses all regulatory permits, licenses and other governmental authorizations and approvals which it is required by applicable law to obtain, all of which have been duly obtained and are in full force and effect; the Aseptic Business is in compliance in all material respects with the respective terms and conditions thereof, and there are no material proceedings pending or, to the Knowledge of the Transferor, threatened seeking to revoke, cancel or suspend, or to adversely modify, any thereof. The consummation of the transactions contemplated hereby will not result in the revocation, cancellation, suspension or adverse modification of any thereof.

                  (h)      Tax Matters.

                           (i) The section of the Transferor Disclosure Schedule
                  corresponding to this Section 3(h) indicates the most recent periods for which audits of the Transferor's Income Tax Returns have closed.

                           (ii) Transferor with respect to the Aseptic Business
                  is not a party to any tax allocation or sharing agreement which allocates tax liability to the Aseptic Business independently of the allocation elected under Treasury Regulation Section 1.1552-1. With respect to taxable periods beginning on or after January 1, 1995, the Transferor (A) has not been a member of an Affiliated Group filing a consolidated U.S. federal Income Tax Return (other than a group the common parent of which was Pro-Fac Cooperative, Inc.) and (B) has no liability for the taxes of any Person (other than any of the Transferor and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                           (iii) The Transferor with respect to the Aseptic
                  Business has timely filed all tax and information returns required to be filed and paid (or the Transferor has paid

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


                  on behalf of the Aseptic Business), or has accrued on its books and set up an adequate reserve for the payment of, all Taxes reflected on such returns or required to be paid in respect of the periods covered by such returns and has accrued on its books and set up an adequate reserve for the payment of all Taxes anticipated to be payable in respect of periods through the end of the calendar month preceding the date hereof. The Transferor with respect to the Aseptic Business is not delinquent in the payment of any Taxes, assessment or governmental charge. No deficiencies for any Taxes have been proposed, asserted or assessed against the Transferor with respect to the Aseptic Business have been proposed, asserted or assessed that have not been resolved or settled, and no requests for waivers of the time to assess any Taxes are pending or have been agreed to. The Transferor with respect to the Aseptic Business is not currently subject to audit or examination of any of its tax returns by the Internal Revenue Service or any state, municipal or other taxing authority. The Transferor with respect to the Aseptic Business is not a party to any action or proceeding by any Governmental Entity for the assessment or the collection of Taxes. There are no Security Interests on any of the assets of the Aseptic Business that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (iv) The Transferor with respect to the Aseptic
                  Business has withheld amounts from its employees, independent contractors, creditors, stockholders or other third parties in compliance with the tax withholding provisions of applicable federal, state and local laws, has filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other Taxes and all payments or deposits with respect to such taxes have been timely made and has notified all employees and stockholders of their obligations to file all forms, statements and reports with it in accordance with applicable federal, state and local tax laws and has taken reasonable steps to insure that such employees and stockholders have filed all such forms, statements and reports with it.

                  (i)      Real Property.

                           (i) The section of the Transferor Disclosure Schedule
                  corresponding to this Section 3(i)(i) lists all real property owned by the Transferor and used in the operation of the Aseptic Business (the "Owned Premises"). With respect to each such parcel of owned real property:

                                    (A) the Transferor has good and marketable
                           title to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction, except for easements and restrictions existing generally with respect to properties of a similar character which do not affect materially and adversely the current use, occupancy or value, or the marketability of title, of the property subject thereto;

                                    (B) there are no pending or, to the
                           Knowledge of the Transferor, threatened condemnation proceedings, lawsuits or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy or value thereof;

                                    (C) there are no outstanding options or
                           rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein; and

                                    (D) there are no parties in possession of
                           the parcel of real property, other than tenants under any leases disclosed in the section of the Transferor Disclosure Schedule corresponding to Section 3(i)(ii) who are in possession of space to which they are entitled.

                           (ii) The section of the Transferor Disclosure
                  Schedule corresponding to this Section 3(i)(ii) lists all real property leased or subleased to or by the Transferor in the operation of the Aseptic Business (the "Leased Premises").

                           (iii) None of the businesses conducted by the
                  Transferor on any of the Owned Premises or Leased Premises, and, to the Knowledge of the Transferor, none of the improvements included in the Owned Premises or the Leased Premises, is in material violation of any building line or use or occupancy restriction, limitation, condition or covenant of record, any zoning or building law, code or ordinance, or any public utility or other easement.

                  (j) Personal Property. The Transferor has good title to, or a valid leasehold in, or a contractual or common law right to use, all of the personal property it uses in the conduct of the Aseptic Business, free and clear of all Security Interests.

                  (k) Intellectual Property.

                           (i) the Aseptic Business has not infringed upon,
                  misappropriated or violated any Intellectual Property rights of third parties, nor has the Transferor received any complaint, claim, demand or notice alleging any such infringement, misappropriation or violation (including any claim that the Transferor must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Transferor, no third party has infringed upon, misappropriated or violated any Intellectual Property rights related to the Aseptic Business in any respect.

                           (ii) The section of the Transferor Disclosure
                  Schedule corresponding to this Section 3(k)(ii) identifies each item of Intellectual Property that any third party (other than Transferor) owns or licenses as licensee and that the Aseptic Business

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


                  uses pursuant to license, sublicense, agreement or permission, other than any trade names or trademarks of third parties used by the Aseptic Business under private label arrangements for such third parties. With respect to each item of Intellectual Property required to be so identified in the Transferor Disclosure Schedule, the Transferor has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

                           (iii) The section of the Transferor Disclosure
                  Schedule corresponding to this Section 3(k)(iii) identifies each patent or trademark registration or pending application which has been issued to or is filed by the Transferor with respect to any of its Intellectual Property and identifies each pending patent application or application for registration which the Transferor has made with respect to any of its Intellectual Property, in each case that is used by the Aseptic Business in the conduct of its business ("Aseptic Business-Related Intellectual Property"). The section of the Transferor Disclosure Schedule corresponding to this Section 3(k)(iii) also identifies each license, agreement or other permission which the Transferor has granted to any third party with respect to any of the Aseptic Business-Related Intellectual Property (together with any exceptions). The Transferor has made available to the Transferee correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date). With respect to each item of Aseptic Business-Related Intellectual Property (in the case of each such item other than a United States item, to the Knowledge of the Transferor): (i) Transferor possesses all right, title and interest in and to the item, free and clear of any Security Interest, license, agreement, consent, license or other restriction which adversely affects the use or ownership of such item; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Transferor, threatened against the Transferor or any of its Subsidiaries which challenges the legality, validity, enforceability, use or ownership of the item; and (iv) the Transferor has never agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to the item.

                  (l) Sufficiency of Assets. The Acquired Assets include all of the assets necessary for the conduct of the businesses of the Aseptic Business as conducted on the date of this Agreement.

                  (m) Inventory. The Inventory of the Aseptic Business is of a quality and quantity which is usable or saleable in the ordinary course of its business, except to the extent of the reserve for inventory writedown reflected in the Most Recent Balance Sheet as adjusted in accordance with past custom and practice for operations and transactions through the Closing Date. Each ingredient and finished product included in the Inventory of the Aseptic
Business: (i) complies in all material respects with (x) the FDC Act and all acts amending or supplementing the FDC Act (including,

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


without limitation, the Food Additive Amendment of 1958), and (y) the pure food and drug laws of each and all states of the United States into which any such product would normally be shipped by the respective Target, (ii) is not adulterated or misbranded within the meaning of the FDC Act or such state laws,
(iii) is not prohibited from being introduced into interstate commerce under the provisions of Sections 404 or 505 of the FDC Act, and does not contain a hazardous substance or a banned substance.

                  (n) Contracts. The section of the Transferor Disclosure Schedule corresponding to this Section 3(n) lists the following contracts and other agreements of the Transferor with respect to the Aseptic Business:

                           (i) any partnership, joint venture or other similar
                  agreement or arrangement;

                           (ii) any agreement concerning confidentiality or
                  noncompetition;

                           (iii) any agreement with an Affiliate of the
                  Transferor;

                           (iv) any employment agreement or change in control
                  agreement with any of its officers or employees;

                           (v)  any collective bargaining agreement;

                           (vi) any indenture, mortgage, promissory note, loan
                  agreement, guaranty or other agreement or commitment for the borrowing of money or any related security agreement;

                           (vii) any agreement under which it has advanced or
                  loaned any amount to any of its officers and employees other than the advance or reimbursement of reasonable business expenses incurred or to be incurred in the ordinary course of business;

                           (viii) any agreement under which the Transferor is
                  lessee or lessor of or holds or operates any real property;

                           (ix) any agreement under which the Transferor is
                  lessee or lessor of or holds or operates any material personal property;

                           (x)  any warehouse agreement;

                           (xi) any agreement for the sale or purchase of
                  products or services other than purchase or sale orders entered into in the ordinary course of business;

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

                           (xii) any environmental indemnity agreement for the
                  benefit of a party other than the Transferor;

                           (xiii) any license, sublicense, agreement or
                  permission (as licensee or licensor) with respect to any of the Aseptic Business-Related Intellectual Property;

                           (xiv)    any capital lease;

                           (xv)  any supply agreement; or

                           (xvi) any other agreement or group of related
                  agreements with the same party involving more than $65,000 per year and not terminable by the Transferor on 6 months' or less notice without penalty.

The Transferor has made available to the Transferee a correct and complete copy of each such contract or agreement (as amended to date), except that the Transferor has made available to the Transferee a written summary of the significant terms (other than with respect to pricing and specifications) of the Supply Agreement, dated as of October 9, 1996, by and between the Transferor and Silgan Containers Corporation. With respect to each such contract or agreement (insofar as the following relates to any party thereto other than the Transferor, to the Knowledge of the Transferor): (i) the contract or agreement is in full force and binding upon the parties thereto; (ii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the contract or agreement; and (iii) no party has repudiated any provision of the contract or agreement.

                  (o) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Transferor with respect to the Aseptic Business.

                  (p) Insurance. The section of the Transferor Disclosure Schedule corresponding to this Section 3(p) contains a description of all policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage to or for the Aseptic Business, and the name of the owner of each such policy. All premiums with respect thereto have been paid when due and no notice of cancellation or termination has been received with respect to any such policy. All such policies and the coverage provided thereunder will continue to be in full force and effect through the Closing Date (but, except in the case of coverage under those policies owned solely by the Aseptic Business, if any, the coverage provided to or for the Aseptic Business thereunder may be canceled as of the Closing Date). No such insurer has any right of payment, whether by way of set-off, indemnity or otherwise, of any nature whatsoever, against the Transferor or the Aseptic Business, as the case may be, in respect of any recovery under any such policy.

                  (q) Litigation. The section of the Transferor Disclosure Schedule corresponding to this Section 3(q) sets forth each instance in which the Transferor with respect to Aseptic Business: (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction. The section of the Transferor Disclosure Schedule corresponding to this Section 3(q) also sets forth all actions, suits, proceedings, hearings or investigations of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction with which, to the Knowledge of the Transferor, the Transferor with respect to Aseptic Business has been threatened.

                  (r) Arbitration. The Transferor is not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding) with respect to or affecting the properties, assets, personnel or business activities of the Aseptic Business.

                  (s) Product Warranty. The Transferor has not made any oral or written warranties with respect to the quality or absence of defects of its products with respect to the Aseptic Business which it has sold and which are in force as of the date hereof. There are no claims pending or, to the Knowledge of the Transferor, anticipated or threatened against the Transferor with respect to the quality of or absence of defects in such products. The Transferor has not paid or been required to pay direct, incidental or consequential damages to any person in connection with any of such products.

                  (t) Employees. To the Knowledge of the Transferor, no executive, key employee or significant group of employees plans to terminate employment with the Aseptic Business during the next 12 months. The Aseptic Business has not experienced any strike or material grievance, claim of unfair labor practice or other collective bargaining dispute within the past two years. To the Knowledge of the Transferor, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Aseptic Business.

                  (u) Top Customers. The section of the Transferor Disclosure Schedule corresponding to this Section 3(u) sets forth a complete and correct list of the top 10 customers by dollar volume of the Aseptic Business during the fiscal year ended June 27, 1998. Except in the ordinary course, to the Knowledge of the Transferor none of such customers intends to cease doing business with the Aseptic Business or to significantly reduce the general level of business it is currently doing with the Aseptic Business.

                  (v) Employee Benefits. The section of the Transferor Disclosure Schedule corresponding to this Section 3(v) lists each Employee Benefit Plan of the Transferor in which the employees of the Aseptic Business participate on the date hereof. The Transferor has made available to the Transferee true and correct copies (or summaries) of all such Employee Benefit Plans. The Transferor does not participate in or contribute to any Multiemployer Plan with respect to any employee or former employee of the Aseptic Business. The Transferor has not incurred any liability to the PBGC, the Internal Revenue Service, any Multiemployer Plan or otherwise with respect to any Employee Pension Benefit Plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes the Transferor (the "Controlled Group") that has not been satisfied in full, and no condition exists that presents a material risk to any member of the Controlled Group of incurring such a liability, other than any liability for premiums due to the PBGC. The Transferor's Savings Plan has received a determination letter from the Internal Revenue Service that the plan is qualified under Section 401(a) of the Code and nothing has occurred since the date of such determination that could adversely effect the qualified status of such Plan. No payment (excluding any payment the right to which was created subsequent to the Closing Date) that will be made by the Transferor to any Transferred Employee after the Closing Date on account of the transactions contemplated by this Agreement will be non-deductible to the Transferee or subject to excise tax, under Code Section 280G or Code Section 4999, nor will the Transferee be required to "gross up" any Transferred Employee because of the imposition of such excise tax. The Transferor will make available to the Transferee within 30 days of the date of this Agreement information regarding the post-retirement medical benefits currently provided to employees of the Aseptic Business and the obligations existing under FAS 106 with respect to such employees.

                  (w) Guaranties. The Aseptic Business is not a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

                  (x)      Environmental and Public Safety Matters.

                           (i) The Transferor and, to the Knowledge of the
                  Transferor, its predecessors has complied in all material respects and is in compliance in all material respects with all Environmental Requirements with respect to the Aseptic Business.

                           (ii) Without limiting the generality of the
                  foregoing, the Transferor has obtained, has complied in all material respects with and is in compliance in all material respects with all material permits, licenses and other authorizations required to be obtained by it pursuant to Environmental Requirements applicable to the Owned Premises and Leased Premises.

                           (iii) The Transferor has not received any written or
                  oral notice, report or other information regarding any actual or alleged violation of Environmental Requirements, or any actual or alleged liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, under any Environmental Requirements, relating to any of the Owned Premises or Leased Premises.

                           (iv) None of the following exists at any of the Owned
                  Premises or Leased Premises: (1) underground storage tanks,
                  (2) asbestos-containing material in any friable and damaged form or condition, (3) materials or equipment containing polychlorinated biphenyls or other hazardous substances or (4) landfills, surface impoundments or disposal areas.

                           (v) The Aseptic Business has not treated, stored,
                  disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility, in a manner that has given or would give rise to any liability, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or the Solid Waste Disposal Act, as amended ("SWDA"), or any other Environmental Requirements; nor, to the Knowledge of the Transferor, has any predecessor of the Transferor with respect to the Aseptic Business done so.

                           (vi) This Section 3(x) contains the sole and
                  exclusive representations and warranties of the Transferor with respect to environmental and public safety matters, including without limitation any arising under any Environmental Requirements, to the exclusion among others of the Transferor's representations and warranties in Section 3(f).

                  (y) Certain Business Relationships With Affiliates of the Transferor. The Aseptic Business has not been involved in any business arrangement or relationship (including without limitation any support service arrangement) with any other division or Affiliate of the Transferor and such divisions or Affiliates do not own any material asset, tangible or intangible, which is used in the Aseptic Business.

                  (z) Undisclosed Liabilities. [Intentionally left blank]

                  (aa) Brokers' Fees. Neither the Transferor nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Transferee or any of its Subsidiaries could become liable or obligated.

                  (bb) Year 2000 Compliance. To the Knowledge of the Transferor, a total expenditure not in excess of $75,000 with respect to ensuring the computer systems (including all hardware, software, firmware, operating systems and application systems) included in the Acquired Assets are year 2000 compliant will be sufficient to bring such computer systems as of the date of this Agreement into year 2000 compliance.

                  (cc) Disclosure. No representation or warranty by the Transferor in this Agreement or in any document, written statement, certificate or schedule required to be furnished to the Transferee pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact.

         4. Representations and Warranties of the Transferee. The Transferee represents and warrants to the Transferor that:

                  (a) Organization of the Transferee. The Transferee is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) Authorization of Transaction. The Transferee has full corporate power and corporate authority to execute and deliver this Agreement and all other agreements contemplated hereby to which the Transferee is or is to be a party and to perform its obligations hereunder and thereunder. The board of directors of the Transferee has duly approved this Agreement and all other agreements contemplated hereby to which the Transferee is or is to be a party and has duly authorized the Transferee's execution and delivery of this Agreement and all such other agreements and the consummation of the transactions on the part of the Transferee contemplated hereby and thereby. This Agreement and all such other agreements constitute the valid and legally binding obligations of the Transferee, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

                  (c) Noncontravention. Neither the execution and delivery of this Agreement and the other agreements contemplated hereby to which the Transferee is or is to be a party, nor the consummation of the transactions on the part of the Transferee contemplated hereby and thereby, (i) violates any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Transferee is subject (except that no representation or warranty is made with respect to any antitrust statute, regulation, rule or other restriction) or any provision of the charter or bylaws (or similar governing documents) of the Transferee or (ii) conflicts with, results in a breach of, constitutes a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel, or requires any notice under, any agreement, contract, lease, license, instrument or other arrangement to which the Transferee is a party or by which it is bound or to which any of its assets is subject (or results in the imposition of any Security Interest upon any of its assets). The Transferee does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of, any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than in connection with the provisions of the Hart-Scott-Rodino Act.

                  (d) Brokers' Fees. Neither the Transferee nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Transferor or any of its Subsidiaries could become liable or obligated.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) General. Each of the Parties shall use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.

                  (b) Regulatory Matters and Approvals. Each of the Parties shall give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents and approvals of, governments and governmental agencies in connection with the matters referred to in Sections 3(c) and 4(c). Without limiting the generality of the foregoing, the Transferee and the Transferor shall each file any Notification and Report Forms and related material that it may be required to file in connection with the transactions contemplated by this Agreement with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall each use its reasonable best efforts to obtain an early termination of the applicable waiting period, and shall each make any further filings pursuant thereto that may be necessary, proper or advisable.

                  (c) Operation of Business. The Transferor shall cause the Aseptic Business to conduct its business only in the ordinary course and consistent with past practice, including causing the Aseptic Business to use all commercially reasonable efforts to preserve intact its present business and organization, to keep available the services of its current officers and employees, to preserve its relationships with customers, suppliers and others having business dealings with it and to maintain in full force and effect all material contracts, documents and arrangements. The Transferor shall also cause the Aseptic Business to not make any material change to its inventory management practices and to manage its inventories in accordance with past custom and practice.

                  (d) Full Access. The Transferor shall permit representatives of the Transferee to have full access at all reasonable times, and in a manner so as not to interfere unreasonably with the normal business operations of the Aseptic Business, to all premises, properties, personnel, books, records (including tax records and accounting work papers), contracts and documents of or pertaining to the Aseptic Business. The Transferee shall treat and hold as such any Confidential Information it receives from the Transferor in the course of the access contemplated by this Section 5(d).

                  (e) Notice of Developments. Each Party shall give prompt written notice to the other in the event its own representations and warranties are discovered to be untrue as of the time made or in the event such Party determines that such representations and warranties shall be untrue as if made at and as of the Closing Date. No disclosure by any Party pursuant to this
Section 5(e), however, shall be deemed to amend or supplement the Transferor Disclosure Schedule or to cure any misrepresentation or breach of warranty.

                  (f) Exclusivity. After the execution and delivery of this Agreement, the Transferor shall not solicit, initiate, participate in discussions of or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the assets of the Aseptic Business.

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


                  (g) Title Insurance Commitments. The Transferor will use its commercially reasonable efforts to obtain and deliver or cause to be delivered to the Transferee prior to the Closing ALTA (or equivalent) title insurance commitments with respect to each of the Owned Premises and will deliver to the Transferee all existing title insurance policies and surveys in the possession or control of the Transferor with respect to the Owned Premises.

                  (h) Release of Liens on Acquired Assets. Prior to the Closing, the Transferor (at its sole cost and expense) shall cause all Security Interests to be removed and extinguished from each and every Acquired Asset.

         6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

                  (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8). Each of the Parties shall, and shall cause its officers, directors, employees and accountants, and each of its Subsidiaries, to assist and cooperate fully with the other Party and its officers, employees, accountants, counsel, financial advisors and other representatives (as reasonably requested), in connection with the preparation of any reports, schedules and other documents required to be filed as a result of the transactions contemplated hereunder pursuant to the requirements of federal and state securities laws, including for illustrative purposes only, the preparation of audited financial statements and pro forma financial information in connection with any reporting obligation under Section 13 or 15(d) of the Securities Exchange Act and Form 8-K.

                  (b) Allocation of Purchase Price. The Transferor and the Transferee agree to allocate the value of the Aseptic Business, together with the Assumed Liabilities and certain other relevant items, among the Acquired Assets for tax purposes in accordance with the Code and applicable rules and regulations thereunder as mutually agreed by the Transferor and the Transferee. For purposes of the foregoing, the Aseptic Business shall be valued at the amount determined by an appraiser selected by the Transferor subsequent to the Closing and reasonably acceptable to the Transferee, the cost of which appraisal shall be shared equally by the parties. Such appraisal shall include both an overall valuation of the Aseptic Business and a valuation of the real property and tangible personal property of the Aseptic Business. The Transferor and the Transferee agree to report the allocation of such amounts in a manner entirely consistent with such valuation and allocations and agree to act in accordance with such valuation and allocations in the preparation of financial statements and filing of all tax returns (including, without limitation, filing Form 8594 with its Federal income tax return for the taxable year that includes the date of the Closing) and in the course of any tax audit, tax review or tax litigation relating thereto.

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


                  (c) Retention of and Access to Records. Until the seventh anniversary of the Closing Date (the "Records Retention Date"), the Transferee shall (and shall cause each of its Subsidiaries to) permit the Transferor and its attorneys, accountants, agents and designees such access to, and right to copy, the records and documents of the Aseptic Business which exist at the Closing (regardless of whether such documents or records are in the possession of the Aseptic Business, the Transferee or an Affiliate of the Transferee) as the Transferor may deem reasonably necessary or reasonably desirable. Any such examination and copying shall be at the expense of the Transferor, shall be performed at the place where such records and documents are regularly maintained and shall not unreasonably interfere with the normal business activities of the furnishing party. In the event that the Transferee (or any of its Affiliates) intends to destroy any of such records or documents prior to the Records Retention Date, it shall so notify the Transferor in writing at least 90 days before taking such action (and the Transferor shall have the right to review and remove at its expense any of such records or documents to be destroyed).

                  (d) Non-Compete. The Transferor agrees not to (and to cause its Subsidiaries not to), during the period of 5 years following the Closing (the "Non-Compete Period"), directly or indirectly own any interest in, manage, control, participate in, consult with, render services for or in any manner engage in, any business (other than the manufacture, distribution and sale of vegetable dips, snack dips and guacamole dips) that the Aseptic Business conducts or engages in, within the United States or any other geographical area in which, at the Closing Date, the Aseptic Business conducts or engages in such business (the "Non-Compete Businesses"); provided that nothing herein shall prohibit the Transferor and its Subsidiaries from: (i) acquiring any interest in any Person which, directly or indirectly, engages in any of the Non-Compete Businesses and subsequently managing, controlling, participating in, consulting with or rendering services for such Person or engaging through such Person in any of the Non-Compete Businesses, so long as (x) the sale of the products which relate to the Non-Compete Businesses on a worldwide basis does not account for more than the lesser of (1) $12,500,000 in sales on an annual basis and (2) 5% of the sales of such Person either immediately before or after such acquisition or (y) if within 270 days of such acquisition the Transferor disposes of to a Person which is not an Affiliate of the Transferor, or enters into a definitive agreement with a Person which is not an Affiliate of the Transferor to dispose of, that portion of the acquired business that engages in the Non-Compete Businesses; or (ii) owning less than 20% of the equity securities or other interest in any Person, provided such ownership is passive other than the exercise of shareholder rights. If, at the time of enforcement of this Section, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Transferee and the Transferor agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. The Parties agree that money damages would not be an adequate remedy for any breach of this Section. Therefore, in the event of a breach or threatened breach of this Section, the Transferee or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions hereof (without posting a bond or other security). Transferor agrees that the restrictions contained in this Section are reasonable.

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


                  (e) Post-Closing License of Transferor's Names. Subject to the terms and conditions of this Section, the Transferor grants to the Transferee for a period of up to 2 years from the Closing Date, the right to use the Aseptic Business Packaging/Labels on pudding and cheese sauce products sold by the Aseptic Business subsequent to the Closing in accordance with the past custom and practice of the Aseptic Business. The Transferee shall cause any such product on which any of the Aseptic Business Packaging/Labels is used to be of a character and quality substantially equivalent to the character and quality of such product manufactured and sold, or caused to be manufactured and sold, by the Aseptic Business before the Closing Date. The Transferee shall destroy and not use any damaged or imperfect Aseptic Business Packaging/Labels. From time to time upon reasonable notice, the Transferor shall have the right, at its expense, to conduct inspections during normal business hours of the manufacturing operations of the Aseptic Business to ensure that the Transferee is complying with the foregoing obligations.

                  (f) Research and Development Facility. The Transferee grants to the Transferor, for the 90 day period immediately subsequent to the Closing, the right to occupy, rent free, the Research and Development Facility and use the related office equipment and supplies in accordance with the past custom and practice of the employees of the Transferor which occupied the Research and Development Facility prior to the date of this Agreement and which are employed by the Transferor subsequent to the Closing.

         7. Closing. The Closing shall take place simultaneously with the SPA Closing. The obligations of the Transferor and the Transferee to consummate the Closing are subject to the conditions to closing set forth in the Stock Purchase Agreement.

         8. Indemnification.

                  (a) General. From and after the Closing, the Parties shall be indemnified as provided in this Section 8. For the purposes of this Section 8, each Party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing; provided that for purposes thereof the Transferor Disclosure Schedule shall be deemed amended to reflect any changes therein furnished to the Transferee by the Transferor in writing in connection with the Closing that are contemplated herein or permitted herein.

                  (b) Indemnification of Transferee Indemnitees. The Transferor shall indemnify, save and keep the Transferee and its successors and permitted assigns, and their respective directors, officers, employees and agents, and the heirs, executors and personal representatives of each of the foregoing (each a "Transferee Indemnitee" and collectively the "Transferee Indemnitees"), harmless against and from all Damages sustained or incurred by any Transferee Indemnitee as a result of or arising out of:

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


                           (i) any inaccuracy in or breach of any representation
                  and warranty made by the Transferor to the Transferee herein or in any other document executed in connection with the Closing under this Agreement;

                           (ii) any breach by the Transferor of, or failure of
                  the Transferor to comply with, any of the covenants or obligations under this Agreement to be performed by the Transferor (including, without limitation, the obligations of the Transferor under this Section 8);

                           (iii) any liability or obligation which is an
                  Excluded Liability (including any liability or obligation that becomes a liability or obligation of the Transferee by operation of law, bulk sale statute or otherwise);

                           (iv) any Taxes of the Transferor; or

                           (v) the Transferor's failure to satisfy its
                  obligations under any of its Employee Benefit Plans.

                  (c) Indemnification of Transferor Indemnitees. The Transferee shall indemnify, save and keep the Transferor and its successors and permitted assigns, and its directors, officers, employees and agents, and the heirs, executors and personal representatives of each of the foregoing (each a "Transferor Indemnitee" and collectively the "Transferor Indemnitees"), harmless against and from all Damages sustained or incurred by any Transferor Indemnitee as a result of or arising out of:

                           (i) any inaccuracy in or breach of any representation
                  and warranty made by the Transferee to the Transferor herein or in any other document executed in connection with the Closing under this Agreement;

                           (ii) any breach by the Transferee, or failure of the
                  Transferee to comply with, any of the covenants or obligations under this Agreement to be performed by the Transferee (including, without limitation, the obligations of the Transferee under this Section 8); or

                           (iii) any liability or obligation which is an Assumed
                  Liability.

                  (d) Limitation on Indemnification Obligations.

                           (i) All representations and warranties of the
                  Transferor and the Transferee contained in this Agreement, other than any intentional misrepresentation (which shall not be subject to any survival period) and the representations and warranties of the Transferor in Sections 3(h) and 3(v), shall survive the Closing and continue in full force and effect for a period of 18 months thereafter. Each of the

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


                  representations and warranties of the Transferor contained in
                  Section 3(h) shall survive the Closing and continue in full force and effect until thirty days after the expiration of the statute of limitations applicable to the subject thereof. Each of the representations and warranties of the Transferor contained in Section 3(v) shall survive the Closing and continue in full force and effect thereafter. A claim by a Transferee Indemnitee or a Transferor Indemnitee for indemnification under Section 8(b)(i) or 8(c)(i), respectively, shall be ineffective unless such Person delivers a written claim for indemnification within the survival period specified in this Section 8(d)(i) as applicable to the representation or warranty that is the subject of such claim.

                           (ii) Notwithstanding anything to the contrary
                  contained herein, (A) the Transferee Indemnitees shall only be entitled to indemnification pursuant to Section 8(b)(i) once the aggregate amount otherwise payable to the Transferee Indemnitees pursuant to such Section exceeds an amount equal to $1,330,000 (the "Threshold Amount"), and after such aggregate amount exceeds such dollar amount the Transferee Indemnitees shall be entitled to seek indemnification only for indemnification claims above the Threshold Amount, and (B) the indemnification to which the Transferee Indemnitees are entitled pursuant to Section 8(b)(i) shall be subject to an aggregate ceiling equal to $33,250,000; provided that such Threshold Amount and such ceiling shall not apply to any breaches of representation and warranties contained in Sections 3(h) and 3(v) or to any intentional misrepresentation.

                  (e) Cooperation. Subject to the provisions of Section 8(f), the Indemnifying Party shall have the right, at the Indemnifying Party's own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the Indemnifying Party and the Indemnified Party shall cooperate in the investigation and defense of said Third Party Claim.

                  (f) Third Party Claims Subject to Indemnification.

                           (i) Promptly following the receipt of notice of a
                  Third Party Claim for which it may seek indemnification hereunder, the party receiving the notice of the Third Party Claim shall notify the Indemnifying Party of such Third Party Claim. The failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the Indemnifying Party is prejudiced as a result of the failure to give such notice. Within 15 business days after receipt of the notice by the Indemnifying Party pursuant to the preceding sentence, the Indemnifying Party shall notify the Indemnified Party whether it elects to undertake the defense of the Third Party Claim. If the Indemnifying Party elects to undertake the defense of such Third Party Claim, it shall do so at its own expense with counsel of its own choosing and it shall acknowledge in writing its indemnification obligations as provided in this Agreement to the Indemnified Party as to such Third Party Claim. If the Indemnifying Party elects not to defend such Third Party Claim or fails to pursue the defense of such Third Party Claim diligently, the Indemnified Party shall have the right to undertake the defense of such Third Party Claim through counsel of its own choosing. The Party that defends the Third Party Claim shall keep the other Party fully advised of the progress and disposition of such claim.

                           (ii) In the event the Indemnifying Party elects not
                  to undertake the defense of a Third Party Claim or fails to pursue diligently the defense of such claim and the Indemnified Party litigates or otherwise contests or settles the Third Party Claim, then, provided that and to the extent that a final determination has been made that the Indemnified Party is entitled to indemnification therefor hereunder, the Indemnifying Party shall promptly reimburse the Indemnified Party for amounts paid to litigate or otherwise contest or settle such claim and all amounts paid in satisfaction of a judgment against the Indemnified Party in contesting such claim and in providing its right to indemnification hereunder, all in accordance with the provisions of this Section 8.

                           (iii) No Third Party Claim will be settled by the
                  Indemnifying Party or the Indemnified Party without the consent of the other, which consent will not be unreasonably withheld or delayed; provided, however, that if such claim asserts that the Indemnifying Party is jointly and severally liable and the Indemnified Party shall be fully released from all liability relating to such Third Party Claim in connection with such settlement, the Indemnifying Party shall not be required to obtain the consent of the Indemnified Party. If, however, the Indemnified Party refuses to consent to a bona fide offered settlement which the Indemnifying Party wishes to accept, the Indemnified Party shall be required to continue to defend such Third Party Claim free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such event, the Indemnifying Party shall pay to the Indemnified Party the amount of the offer of settlement which the Indemnified Party refused to accept, plus the costs and expenses incurred by the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the offer of settlement for which the Indemnified Party is entitled to indemnification, all in accordance with the terms of this Section 8, and, upon the payment or receipt of such amount, as the case may be, the Indemnifying Party shall have no further liability with respect to such Third Party Claim. The Indemnifying Party shall be entitled to recover from the Indemnified Party any additional expenses incurred by the Indemnifying Party as a result of the decision of the Indemnified Party to pursue the matter.

                  (g) Exclusivity.

                           (i) Except to the extent such limitation is
                  prohibited by law and such prohibition is not waivable by the Transferee Indemnitees, the indemnification provisions of this
                  Section 8 shall constitute the exclusive remedy of the Transferee Indemnitees in connection with this Agreement or the transactions contemplated herein, including without limitation for any of the matters described in Sections 8(b). To the maximum extent permitted by law, each of the Transferee Indemnitees waives the benefit of any such prohibition.

                           (ii) Except to the extent such limitation is
                  prohibited by law and such prohibition is not waivable by the Transferor Indemnitees, the indemnification provisions of this
                  Section 8 shall constitute the exclusive remedy of the Transferor Indemnitees in connection with this Agreement or the transactions contemplated herein, including without limitation for any of the matters described in Sections 8(c). To the maximum extent permitted by law, each of the Transferor Indemnitees waives the benefit of any such prohibition.

         9. Termination.

                  (a) If the All Cash Alternative becomes applicable or if the Stock Purchase Agreement is terminated in accordance with the terms and conditions thereof, then this Agreement shall automatically terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach, which shall survive any such termination).

                  (b) If this Agreement is terminated pursuant to Section 9(a), all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach, which shall survive any such termination).

         10. Miscellaneous.

                  (a) Press Releases and Public Announcements. Neither Party (nor any of its Affiliates) shall issue any press release or make any public announcement or disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed, unless such disclosure is required by applicable law or governmental regulation or by order of a court of competent jurisdiction (in which case prior to making such disclosure the Party which proposes to make such disclosure shall give written notice to the other Party, describing in reasonable detail the proposed content of such disclosure, and shall permit the other Party to review and comment upon the form and substance of such disclosure).

                  (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions of Section 8 concerning indemnification are intended for the benefit of the Indemnified Parties and their respective heirs, executors, personal representatives, successors and assigns.

                  (c) Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses; provided that the Transferee shall promptly pay all out-of-pocket expenses incurred by the Transferor or any of its Subsidiaries in connection with any assistance or cooperation requested by the Transferee pursuant to the second sentence of Section 6(a).

                  (d) Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral (other than the Stock Purchase Agreement), to the extent they related in any way to the subject matter hereof.

                  (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party.

                  (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                  (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

                  If to the Transferor:

                  Agrilink Foods, Inc.
                  90 Linden Place
                  Rochester, NY  14625
                  Attn:  Dennis M. Mullen, Chief Executive Officer

          With a copy (which shall not constitute notice to the Transferor) to:

                           Harris Beach & Wilcox, LLP
                           130 East Main Street
                           Rochester, NY  14604
                           Attn:  David M. Mehalick, Esq.

If to the Transferee:

        Dean Foods Company
        3600 N. River Road
        Franklin Park, IL  60131-2185
        Attention:  President

          With a copy (which shall not constitute notice to the Transferee) to:

                           Kirkland & Ellis
                           200 E. Randolph Drive
                           Chicago, IL  60601
                           Attention: Brian D. Hogan, Esq.

or by any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail). No such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications to it hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                  (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing with the prior authorization of their respective boards of directors. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder shall, unless expressly so provided therein, be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

                  (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean "including, without limitation." As used in this Agreement (including any amendments hereto), the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires.

                  (m) Incorporation of Exhibits and Disclosure Schedules. The Exhibits identified in this Agreement and the Transferor Disclosure Schedule are incorporated herein by reference and made a part hereof.

                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                   AGRILINK FOODS, INC.

                                   By: _________________________________________

                                   Title: ______________________________________

                                   DEAN FOODS COMPANY

                                   By: _________________________________________

                                   Title: ______________________________________

                                    EXHIBIT A

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (including Schedule A hereto, this "Agreement") is made on [__________], 1998, by and between Agrilink Foods, Inc., a New York corporation ("Licensor"), and Dean Foods Company, a Delaware corporation ("Licensee"). Certain capitalized terms used herein are defined in Section 1.

                                    Recitals:

         Pursuant to the Asset Transfer Agreement, dated July 24, 1998, by and between Licensee and Licensor (the "Asset Transfer Agreement"), Licensor is transferring to Licensee its Aseptic Business (as hereinafter defined). Licensor is retaining certain of the trademarks used in the Aseptic Business, but, as required by the Asset Transfer Agreement, the Licensor is granting to the Licensee pursuant to this Agreement a royalty-free and perpetual license with respect to the trademarks set forth on Exhibit A attached hereto for certain uses (the "Trademarks").

         THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

                                 1. Definitions

         In this Agreement, the following terms shall have the following meanings:

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Aseptic Business" means the aseptic business of the Transferor, including without limitation all operations of the Transferor conducted out of its Benton Harbor, Michigan facility and all operations of the Transferor related to or supporting the sales shown in the Financial Statements (as defined in the Asset Transfer Agreement).

         "Aseptic Product" means (i) any product currently being manufactured or processed by the Aseptic Business and (ii) any other product which, at the time of Licensee's first use of a Trademark thereon, the Licensor is not then and has not theretofore been using such Trademark on such product.

          "Confidential Information" means and includes all information relating to Aseptic Products, together with all information concerning any party's business activities, processes, technology, know-how of every kind, customers, suppliers, contracts, finances, personnel, research, plans, policies and intentions, including matters which, though technically not confidential or trade secrets, might prove prejudicial to the relevant party if disclosed to others. Confidential Information shall not include information which (a) is or becomes publicly known otherwise than by a breach of this or any other agreement, (b) is already known to the disclosing party prior to disclosure by the party claiming the information was Confidential Information,
(c) is disclosed to the disclosing party by a third party who has a legal right to make the disclosure or (d) is required to be disclosed to the public by applicable law. The parties acknowledge that any party shall be permitted to disclose Confidential Information required to be disclosed by law to certain governmental authorities and, in such circumstances, the disclosing party shall take all reasonable steps to protect the confidentiality of such Confidential Information.

         "Dean Logo" means the bird-on-mailbox logo of Licensee, U.S. Reg. Nos. 1,519,979 and 1,342,947.

         "Permitted Use" means use of a Trademark in association with the sale of an Aseptic Product.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

         "Promotional and Advertising Material" means labels, packages, advertising brochures, catalogues and other written or graphic material, all media advertising including television, radio, newspaper and other media advertising and all other materials upon which any of the Trademarks is placed.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Term" means a term commencing as of the date hereof and continuing perpetually.

         "Territory" means anywhere in the United States or the world.

         "Trademarks" has the meaning set forth in the Recitals, and also includes any additional registered trademarks obtained by Licensor pursuant to
Section 2.3 of this Agreement.

                               2. Grant of Rights

         2.1. Subject to the terms and conditions of this Agreement, Licensor grants to Licensee an exclusive right (including without limitation as against Licensor) to use the Trademarks for any Permitted Use in the Territory during the Term.

         2.2. Licensor shall maintain at its expense the registration of the Trademarks currently in effect as described on Schedule A attached hereto.

         2.3. In the event Licensee makes a Permitted Use of a Trademark in association with the sale of an Aseptic Product that is not included within the product class or classes to which such Trademark relates, Licensor consents to such Permitted Use and agrees that, upon the request of and at the expense of Licensee, Licensor shall use commercially reasonable efforts to promptly obtain such registration as Licensee requests of such Trademark for such Permitted Use.

                                  3. No Royalty

         3.1. Licensee will have the right to use the Trademarks for any Permitted Use during the Term of this Agreement on a royalty-free basis. Licensee shall have no obligation to use the Trademarks or to sell or attempt to sell any Aseptic Products in association with any of the Trademarks.

                             4. Rights of Ownership

         4.1. Licensee acknowledges that:

                  (a)     the Trademarks are the exclusive property of Licensor;

                  (b) nothing in this Agreement gives Licensee any right, title or interest in or to the Trademarks by itself or in combination with any other words, except in accordance with this Agreement; and

                  (c) all use and any goodwill generated through the use of the Trademarks shall enure exclusively to the benefit of Licensor.

                                  5. Standards

         5.1. Aseptic Products manufactured and sold, or caused to be sold, by Licensee in association with any of the Trademarks shall be of a character or quality substantially equivalent to the respective standards, specifications and operating procedures relating to Aseptic Products manufactured and sold, or caused to be sold, by Licensee before the date of this Agreement.

         5.2. Licensee shall use the Trademarks only for a Permitted Use.

         5.3. Licensee shall not use any other mark, name, style or design (other than the Dean Logo on the back panel of product packaging) in association with any of the Trademarks without the written consent of Licensor, which consent shall not be unreasonably withheld or delayed. Licensee shall not add to or modify any of the Trademarks without the prior written consent of Licensor.

         5.4. Licensee shall not register or attempt to register any of the Trademarks or any other mark, name, style or design which is confusingly similar to any of the Trademarks, but shall fully cooperate with Licensor by providing any and all information and materials and executing whatsoever documents as may be reasonably necessary to enforce the Trademarks against infringement, as may be requested by Licensor at the expense of Licensor.

                               6. Right to Inspect

         6.1. Licensee shall maintain a vigorous quality control and safety assurance program with respect to Aseptic Products. From time to time during the Term and upon reasonable notice, Licensor shall have the right to appoint at its expense an independent quality inspector or other representative or professional to conduct inspections during normal business hours of the manufacturing operations of Licensee for Aseptic Products on which Licensee uses any of the Trademarks and to ensure that Licensee is complying with its obligations under this Agreement. Licensor shall cause any inspector or other representative or professional appointed pursuant to this Section to execute a confidentiality agreement in favor of Licensee, the form of such confidentiality agreement to be acceptable to Licensee in its reasonable judgment.

                                 7. Infringement

         7.1. Licensee shall promptly notify Licensor of any conflicting use or any act of infringement, passing-off or unfair competition involving any of the Trademarks or any marks which may be confusingly similar to any of the Trademarks which come to Licensee's attention.

         7.2. Licensor, at its own expense, shall have the exclusive right to institute, defend and settle any litigation or proceedings involving the Trademarks. At Licensor's expense, Licensee shall cooperate with Licensor and shall supply such information and do such acts as are reasonably requested by Licensor or desirable in relation to any such litigation or proceedings. Notwithstanding the foregoing, if Licensor fails to pursue or diligently pursue a claim or action against a third party which is infringing on any of the Trademarks (each of such determinations to be made in the good faith judgment of Licensee), Licensee shall have the right to commence litigation or take any other action against such third party, with counsel of its own choice, at the sole cost and expense of (and with any recovery for the sole benefit of) Licensee. In such event, Licensee shall keep Licensor fully advised of the progress and disposition of such litigation or action. Licensor shall have no right to participate in any such litigation or other action or in connection with any settlement discussions related thereto or to make any decision or determination in connection therewith. Licensor shall cooperate with Licensee and its counsel as reasonably requested by Licensee, at the sole cost and expense of Licensee.

                            8. Indemnity and Recalls

         8.1. Licensee shall indemnify Licensor and its successors and assigns, and their respective directors, officers, employees and agents, and the heirs, executors and personal representatives of each of the foregoing (the "Indemnified Parties") in respect of any and all claims, costs, damages, fines, penalties, expenses and liabilities, including without limitation all economic losses and all legal and other professional costs, which may be suffered or incurred by any Indemnified Party, in connection with a claim, demand, action, suit or proceeding brought by a Person and arising out of or relating to (a) the manufacture, sale or distribution of any Aseptic Product bearing any of the Trademarks, (b) the use or distribution by Licensee or its agents of Promotional and Advertising Material bearing any of the Trademarks or (c) any product liability matter relating to any Aseptic Product bearing any of the Trademarks or any alleged defect or failure or impurity in any Aseptic Product or its packaging bearing any of the Trademarks including, without limitation, all costs of any product recall in connection with any Aseptic Product bearing any of the Trademarks and any loss of property, economic loss, bodily injury or death of any Person relating to any such Aseptic Product or its packaging; provided, however, that such indemnification shall not extend to claims that any Trademark used in accordance with this Agreement infringes the trademark or copyright rights of third parties. Licensor shall not settle any such matter without obtaining Licensee's prior written consent to the terms of settlement, such consent not to be unreasonably withheld.

         8.2. The need for any product recall of any Aseptic Product bearing any of the Trademarks and the manner in which such product recall shall occur shall be determined by senior executive officers of Licensee in consultation with senior executive officers of Licensor. Licensee shall pay the costs of all product recalls relating to any Aseptic Product bearing any of the Trademarks. Licensee shall handle all aspects of any such product recall relating to any Aseptic Product bearing any of the Trademarks. In the event of a product recall, Licensor and Licensee shall mutually agree upon the manner in which all consumer queries and complaints are to be handled, and Licensee hereby agrees to expressly disclaim in each communication required as part of such recall, any association between such recall and the businesses of the Licensor relating to the Trademarks.

                                 9. Termination

         9.1. If one party is in material default of its obligations under this Agreement, the other party may give notice in writing to the defaulting party requiring the defaulting party to remedy the default within 30 days. If the defaulting party fails to remedy the default within 30 days, the other party may terminate this Agreement by notice in writing to the defaulting party effective on the date of delivery of the written notice in accordance with this Agreement.

         9.2. If Licensee files a petition under any federal or state bankruptcy or insolvency law seeking reorganization, arrangement or any other relief thereunder, or a petition is filed against Licensee under any federal or state bankruptcy or insolvency law, or Licensee makes an assignment for the benefit of creditors or seeks or consents to the appointment of a receiver, liquidator or trustee, or a receiver, liquidator or trustee is appointed for Licensee or its property, or Licensee otherwise demonstrates an inability to pay its debts as they become due, then this Agreement shall terminate automatically.

                         10. Consequences of Termination

         10.1. Upon termination of this Agreement, Licensee shall:

                  (a) immediately cease all use of the Trademarks and thereafter shall not sell any products bearing any of the Trademarks; and

                  (b) immediately cease use of the Promotional and Advertising Material which is in Licensee's possession, power or control.

                   11. Disclosure of Confidential Information

         11.1. The parties agree that they shall not, directly or indirectly, at any time either during the continuance of this Agreement or at any time following the termination hereof, disclose or use any Confidential Information which they acquire or learn by reason of this Agreement.

         11.2. The parties acknowledge that a breach of this Section of this Agreement by any party may cause irreparable harm and in the event of such a breach, the nondefaulting party may seek immediate equitable and other relief from a court of competent jurisdiction upon proof of such breach.

                           12. Amendments and Waivers

         The parties may mutually amend any provision of this Agreement. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder shall, unless expressly so provided therein, be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

                                  13. Headings

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                                14. Governing Law

         This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                                   15. Notices

         All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

               If to Licensor:

               Agrilink Foods, Inc.
               90 Linden Place
               Rochester, NY  14625
               Attn:  Mr. Dennis M. Mullen, Chief Executive Officer

               With a copy (which shall not constitute notice to Licensor) to:

               Harris Beach & Wilcox, LLP
               130 East Main Street
               Rochester, NY  14604
               Attn:  David M. Mehalick, Esq.

               If to Licensee:

               Dean Foods Company
               3600 N. River Road
               Franklin Park, IL  60131-2185
               Attention:  President

               With a copy (which shall not constitute notice to Licensee) to:

               Kirkland & Ellis
               200 E. Randolph Drive
               Chicago, IL  60601
               Attention: Brian D. Hogan, Esq.

or by any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail). No such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications to it hereunder are to be delivered by giving the other party notice in the manner herein set forth.

                           16. Independent Contractors

         The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be deemed to create a partnership, association, joint venture or agency between the parties.

                              17. Extended Meanings

         The use of the singular in this Agreement shall include the plural and vice versa.

                              18. Entire Agreement

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, to the extent they relate in any way to such subject matter.

                              19. Other Limitations

         Notwithstanding anything to the contrary contained in this Agreement, Licensor shall be excused from its obligations under Section 2 of this Agreement to the extent that there is any infirmity in any of the Trademarks or its respective registration listed on Schedule A attached hereto as of the date of this Agreement or the use of any of the Trademarks by Licensee as of the date of this Agreement or thereafter infringes the rights of any third party.

                                20. Severability

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                                 21. Assignment

         Either party may assign this Agreement in connection with the transfer or sale of all or substantially all of its business to which the Trademarks relate, with the prior written consent of the other party, or in connection with the merger or consolidation of that party with or into another entity, without the prior written consent of the other party. In addition, Licensee may assign this Agreement, or sublicense any of its rights under this Agreement, to any of its Affiliates, and shall promptly thereafter notify the Licensor of any such assignment. This Agreement shall be binding upon any permitted assignee or successor of either party and any permitted sublicensee of Licensee. No assignment by either party or sublicense by Licensee shall relieve the assignor or sublicensor from its obligations hereunder.

                                22. Counterparts

         This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                       AGRILINK FOODS, INC.

                                       By: _____________________________________
                                       Title: __________________________________

                                       DEAN FOODS COMPANY

                                       By: _____________________________________
                                       Title: __________________________________

                                   SCHEDULE A

                                   TRADEMARKS

MARK                       REGISTRATION NO.
----                       ----------------
THANK YOU                           384,355

THANK YOU                           592,509

THANK YOU                           746,304

THANK YOU                           749,255

THANK YOU                           831,933

THANK YOU                             32739

THANK YOU                            300126

GLOBE                                65,552


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                                    EXHIBIT B

                          TRANSITION SERVICES AGREEMENT

                                  SEE ATTACHED.





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                                    EXHIBIT B

                          TRANSITION SERVICES AGREEMENT

         THIS TRANSITION SERVICES AGREEMENT (this "Agreement"), is dated as of the __ day of __________, 1998, by and between AGRILINK FOODS, INC.("Seller") and DEAN FOODS COMPANY ("Dean").

                               W I T N E S S E T H

         WHEREAS, pursuant to an Asset Transfer Agreement, dated July 24, 1998 (the "Transfer Agreement"), by and among Seller and Dean, Seller has sold, transferred, assigned, conveyed and delivered to Dean certain assets related to its Aseptic business; and

         WHEREAS, in connection therewith, Seller and Dean desire that Seller provide Dean with certain transition services as set forth herein;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller and Dean agree as follows:

         1. Services.

            a. Seller agrees to provide to Dean during the Transition Period (as hereinafter defined) or for such longer period as set forth in Exhibit A, the services set forth on Exhibit A, in the manner and at a relative level of service consistent with that provided by Seller immediately preceding the date hereof. Each of such services will be provided at no charge.

            b. Services under this Agreement shall only be supplied in relation to the Business (as defined in the Transfer Agreement) and not to Dean in connection with any of the other businesses of Dean or its affiliates.

         2. Transition Period.

            The "Transition Period" shall commence on the date hereof and shall continue (unless sooner terminated by Dean by written notice to Seller) until ninety (90) days after the date hereof.






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         3. Assignment.

            This Agreement shall not be assignable in whole or in part by either party hereto without the prior written consent of the other party; provided that upon any assignment the assignor will remain jointly and severally liable with the assignee for performance of all assigned obligations.

         4. Confidentiality.

            (a) Seller shall and shall cause each of its affiliates and each of their officers, directors and employees to hold all information relating to the business of Dean disclosed to it by reason of this Agreement confidential and not disclose any of such information to any party unless legally compelled to disclose such information; provided, however, that to the extent that any of them may become so legally compelled they may only disclose such information if they shall first have used reasonable efforts to, and, if practicable, shall have afforded Dean the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed.

            (b) Dean shall and shall cause each of its affiliates and each of their officers, directors and employees to hold all information relating to the business of Seller, other than the "Business" as described in the Purchase Agreement, disclosed to its by reason of this Agreement confidential and not disclose any of such information to any party unless legally compelled to disclose such information; provided, however, that to the extent that any of them may become so legally compelled they may only disclose such information if they shall first have used reasonable efforts to, and, if practicable, shall have afforded Seller the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed.

         5. Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State Illinois without reference to the choice of law principles thereof.

         6. Counterparts.

            This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.


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         7. Notices.

            Unless otherwise indicated herein, all notices, requests, demands or other communications to the respective parties hereto shall be deemed to have been given or made when deposited in the mails, registered or certified mail, return receipt requested, postage prepaid, or by means of overnight delivery service when delivered to such service address or by facsimile to the respective party at the following address:


                        To Seller:      Agrilink Foods, Inc.
                                        90 Linden Place
                                        Rochester, NY 14625
                                        Attn: Dennis M. Mullen
                                              Chief Executive Officer

                        To Dean:        Dean Foods Company
                                        3600 N. River Road
                                        Franklin Park, IL 60131
                                        Attention: President
                                        Fax No.: (847) 233-5501

         8. Force Majeure.

            If Seller is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, accident or other acts of God, then upon written notice to the other party, the requirements of this Agreement shall be suspended during the pendency of such disability.

         9. Modification, Nonwaiver, Severability.

            Neither this Agreement nor any part hereof may be changed, altered or amended orally. Any modification must be by written instrument signed by the parties. Failure by either party to exercise promptly any right granted herein or to require strict performance of any obligation imposed hereunder shall not be deemed a waiver of such rights. If any provision of this Agreement is held ineffective for any reason, the other provisions shall remain effective.

        10. Seller's Costs; Expenses

            Seller agrees to furnish the services described in Exhibit A on the terms and conditions set forth therein, free of charge to Dean, using Seller's existing personnel, resources and facilities. To the extent that Seller is required to incur costs with unaffiliated third parties, or expenses for travel, meals and lodging, in respect of furnishing such services, then Dean agrees to promptly reimburse Seller upon written request for all such costs and expenses reasonably and necessarily incurred.


                                       3





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            IN WITNESS WHEREOF, the parties have signed this Transition Services
Agreement on the date first set forth above.


AGRILINK FOODS, INC.                         DEAN FOODS COMPANY


By:  ______________________________          By:  _____________________________


Its: ______________________________          Its: _____________________________





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                                   EXHIBIT A
                                       to
                         TRANSITION SERVICES AGREEMENT


A.   SALES

     1. Seller will provide Buyer a list of commitments, promotions, rebates and programs made by Seller to customers as of the Closing Date.

     2. Seller will provide headquarters sales service including broker communication, field communication, and Buyer communication.

     3.   Buyer will maintain Seller's brokers through the Transition Period.

     4. Buyer will continue to use Seller's UPC Codes through the Transition Period. Buyer will permanently cease from using any Seller UPC Codes or any packaging using Seller UPC Codes as soon as practicable following the Transition Period.

     5. Seller will continue consulting services for sales and trade issues during the Transition Period and for ninety (90) days after the Transition Period expires.

B.   ORDER ENTRY/CUSTOMER SERVICE

     1. Seller will perform all order entry functions for Buyer at Seller's Rochester, New York facility consistent with Seller's current practice, including "flat file" transmission to GATX in Coloma, Michigan.

     2. Seller will promptly refer all customer orders to Buyer for one hundred eighty (180) days after the Transition Period.

     3. Seller will promptly refer all customer inquiries and complaints to Buyer during Transition Period for one hundred eighty (180) days after the Transition Period.

C.   ADMINISTRATION

     1. Seller will provide the following information to Buyer during the Transition Period:

               a.   Daily Sales/Orders Report


                                        5





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               b.   Receivable aging and customer payment history as currently available.

               c.   Monthly Reports
                    -Consistent with prior practices and sufficient for Dean to record sales activity in the General Ledger

               d.   Within thirty (30) days after the Closing
                    -Twelve (12) month sale history by customer/item/month/
                     ship-to location

               e.   At conclusion of Transition Period
                    -Open account receivable balances by customer/invoice

     2. Seller will invoice all orders to customers, process all customer deductions, perform all credit and collection responsibilities and provide all information necessary for Dean to make all broker payments.

     3. Seller will process freight payments in a manner consistent with existing procedures through GATX.

     4. Seller will provide support relating to cost accounting and general ledger processes within 30 days of closing.

D.   MARKETING

     1. Seller will provide all available packaging and promotion files including camera-ready artwork and R&D files containing all formulas, procedures and market research.

     2. Seller will provide support to Buyer in connection with all necessary packaging and UPC changes.

E.   RESEARCH

     1. Seller will provide support in connection with the transfer of formulas, procedures, ingredient and Q.A. Specifications, including on-going research for packaging, product and market innovations.


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F.   LOGISTICS

     1. Seller will ensure logistics services pursuant to the Logistics Services Agreement ("Agreement") dated April 1, 1998 between GATX Logistics, Inc. ("GATX") and Seller are provided to Dean with respect to the Aseptic business on a basis and cost currently provided to Seller under the terms of the Agreement for the Transition Period and for a period of up to 12 months from the date hereof, absent a separate logistics agreement between Dean and GATX.

G.   CASH SETTLEMENT

     1. Seller will deliver to Buyer a cash settlement worksheet twenty (20) days after the end of each month during the Transition Period detailing the amounts billed and collected on the behalf of Buyer. Seller will pay Buyer such collected amounts within ten (10) business days of the date the cash settlement worksheet is mailed to Buyer.




                                       7






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                                    EXHIBIT C

                 TRANSFERRED EMPLOYEE SEVERANCE PAY AND BENEFITS

                  Continued Employee Severance Pay and Benefits

         1. Entitlement to Severance Benefits. An Employee shall be entitled to the Benefits set forth in Section 2 below (a) upon any involuntary termination of his or her employment with the Transferee subsequent to the Closing Date, unless such termination is due to his or her death or is a termination by Transferee for Cause or Disability, or (b) upon any voluntary termination of his or her employment with Transferee subsequent to the Closing Date (other than voluntary retirement) that is for Good Reason; provided in either case that the termination occurs within one year after the Closing Date. No employee of the Aseptic Business who is offered employment with the Transferee as provided in the Agreement but who refuses such offer shall be entitled to any benefit hereunder. The termination of employment with the Transferor as part of this transaction shall not entitle any person to any benefit hereunder.

         2. Amount of Severance Benefits. The Benefits payable to each Employee under the circumstances set forth in Section 1 shall be equal to the following: an amount equal to 1.5 times Weekly Compensation times the number of completed years of service with the Transferor (and related companies) and its predecessors as of the date of termination, which amount shall be payable in cash in equal monthly installments over the 24 month period beginning in the first month immediately following such termination.

            In addition to the foregoing, under the circumstances set forth in
Section 1, the Transferee will also pay in cash to each Employee who immediately prior to the Closing Date is a participant in any of the Transferor's Incentive Plans an amount equal to (a) the pro rata portion (based on days elapsed since the next preceding June 27) of the target bonus for such Employee under such Transferor's Incentive Plan in which such Employee participates at the time of such termination or (b) if such termination occurs on or prior to June 26, 1999, and if such amount is greater than the amount described in (a), the amount accrued for the 1999 fiscal year of the Transferor under such Transferor's Incentive Plan as of the Closing Date with respect to such Employee, which amount shall be payable promptly following June 26, 1999; provided that if the employment of any such Employee is terminated prior to June 26, 1999 for any reason other than by the Transferee for Cause, such bonus payment shall be made immediately following such termination.

         3. Voluntary Termination for Good Reason. Voluntary termination by the Employee for Good Reason means termination due to the occurrence of one or more of the following events:

            (a) a material adverse change in the Employee's duties or job responsibilities without the Employee's express written consent;


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            (b)  a reduction in the Employee's base salary or target
                 incentive compensation without the Employee's express written consent; or

            (c) a material reduction, in the aggregate, in the kind or level of employee benefits or fringe benefits to which the Employee was entitled immediately prior to the Closing Date, provided that the substitution of a nonqualified plan or arrangement for a qualified plan or arrangement in and of itself shall not be deemed to involve a change in benefits; or

            (d) the Transferee requiring the Employee to relocate the Employee's office to a place more than fifty miles from its present location, without the Employee's express written consent.


         4. Definitions.

         "Cause" means with respect to an Employee (i) the Employee's conviction of a felony or a crime involving moral turpitude; (ii) the Employee's conviction of a fraud; (iii) the Employee's commission of any act involving dishonesty or disloyalty with respect to the Transferee (or any related entity); (iv) intentional conduct by the Employee tending to bring the Transferee (or any related entity) into substantial public disgrace or disrepute; (v) the Employee's gross negligence or willful misconduct with respect to the Transferee (or any related entity); or (vi) the Employee's abandonment of employment with the Transferee (or any related entity) other than as a result of death or Disability.

         "Compensation" means the Employee's base annual salary as of the Closing Date, or as of the date of termination, if greater, plus the amount of the targeted incentive compensation bonus that would be payable for the year in which the termination occurs under any such incentive plan in which the Employee participates. "Weekly Compensation" is determined by dividing Compensation by 52.

         "Disability" means termination under the circumstances set forth in the applicable disability policies in effect immediately prior to the Closing Date.

         "Employee" means each Transferred Employee other than any Transferred Employee covered by a collective bargaining agreement.

         "Transferor's Incentive Plans" means the Transferor's Management Incentive Plan, Excellence in Performance Rewards Program and arrangement for incentive contributions to the Transferor's Retirement Savings and Incentive Plan.


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